                           NOTE MODIFICATION AGREEMENT


              THIS AGREEMENT dated March 28, 1997 made among STARRETT CORPORATION ("Starrett"), HRH CONSTRUCTION CORPORATION ("HRH") and GRENADIER REALTY CORP. ("Grenadier"), all having an address at 909 Third Avenue, New York, New York 10022 (collectively, the "Borrower") and THE CHASE MANHATTAN BANK, f/k/a CHEMICAL BANK, a New York banking corporation, having an office at 380 Madison Avenue, New York, New York 10017 (the "Lender").


                              W I T N E S S E T H:


              WHEREAS, the Lender extended to the Borrower a loan in the principal amount of $3,000,000 on November 28, 1995 (the "Loan"); and

              WHEREAS, the Loan is evidenced by a certain note dated November 28, 1995, as modified by letter agreement dated December 7, 1995 and by a note modification agreement dated July 23, 1996 (collectively, the "Note"); and

              WHEREAS, the Borrower and the Lender have agreed to modify certain provisions of the Note including the increase of the maximum amount of the Loan.

              NOW, THEREFORE, in order to restate the terms of the Note, the parties hereto agree for themselves, their successors and assigns as follows:

              I. The Borrower acknowledges, covenants, warrants, represents and agrees that:

                      (i) it is indebted under the Note and that there is currently outstanding thereunder the principal sum of $3,000,000.00;

                      (ii) no material adverse change has occurred in its financial status since the making of the Loan;

                      (iii) there are no judgments against the Borrower in any courts of the United States and there is no litigation, active, pending or threatened, against the Borrower which might adversely affect the Borrower's ability to pay when due any amounts which may become payable in respect of the Loan;



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
                      (iv) no default, nor event which with notice and/or passage of time would constitute a default, has occurred and is continuing under the Note or any of the other instruments executed and delivered to evidence and/or secure the Loan (collectively, the "Loan Documents") or under any other note, loan or security agreement to which the Borrower is a party;

                      (v) there are no offsets, defenses or counterclaims to the Borrower's obligations under the Loan and the Loan Documents; and

                      (vi) the Borrower has not entered into any agreements with creditors that expressly or otherwise prohibit the Borrower from entering into any extension or modification of the Loan or any Loan Document in connection therewith.

              I. In order to amend the terms of the Note, the parties hereto agree that the Note is hereby amended as follows:

                      (a) The maximum amount of the Loan is hereby increased from $3,000,000 to $8,000,000; provided, however, that $1,500,000.00 of said
$5,000,000.00 increase is to be advanced as one loan to repay indebtedness of Borrower to American Financial Corporation pursuant to a certain letter agreement dated December 2, 1988 between said parties and the promissory notes issued by Borrower pursuant thereto.

                      (b) Lender agrees that, prior to the Final Maturity Date, as that term is defined in the Note, Lender shall not consider any transfer of more than 30% of the outstanding voting stock of Starrett to Stephen Ross, or any entity controlled by him, as an Event of Default under the Note.

                      (c) Borrower agrees that the Condition of Lending section of the Note appearing on page 5 thereof shall be amended so as to henceforth provide that whenever Borrower submits a certificate as provided for in sub-section (c) thereof, any such certificate so provided shall, in addition to the information currently required to be included therein shall also contain a statement as to the nature and intended purpose of any such borrowing(s).

                      (d) Borrower agrees that in the event of a sale by Starrett of any of its development rights with respect to the Gateway Estates property in Brooklyn, New York, Starrett shall pay to the Lender, in permanent reduction of the principal amount of the Loan outstanding, all proceeds of such sale not otherwise due to the Lender pursuant to the terms of that certain Promissory Note dated July 23, 1996 made by Borrower to the order of the Lender in the original principal amount of $1,500,000.

                      (e) Borrower agrees that any net proceeds received by an entity constituting Borrower in connection with the sale or refinancing of any asset owned by it or


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
any subsidiary thereof shall be paid to Lender in permanent reduction of the principal amount of the Loan outstanding.

                      (f) In connection with the execution of this Agreement, Starrett shall execute a pledge of all of its right, title and interest in and to all of the outstanding capital stock of Grenadier, in the form annexed hereto as Exhibit A.

     3. The Borrower's obligations under this Agreement and the other Loan Documents are absolute and unconditional and are valid irrespective of any other agreement or circumstance which might otherwise constitute a defense to the obligations under this Agreement or the other Loan Documents or to the obligations of others related to it. This Agreement sets forth the entire understanding of the parties with respect to all modifications of the Loan which have occurred since July 23, 1996.

     4. Except as specifically amended herein, all of the terms, covenants, conditions and stipulations contained in the Note and all of the other Loan Documents are hereby ratified and confirmed in all respects, shall continue to apply with full force and effect.

     5. Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be modified, amended, changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     6. This Agreement is and shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York.

     7. This Agreement is binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     8. Nothing in this Agreement or any other Loan Document is intended to or shall be deemed to create any rights or obligations of partnership, joint venture, or similar association among the parties hereto.

     9. If any term, covenant, provision or condition of this Agreement or any of the other Loan Documents shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such term, covenant, provision or condition.

     10. The parties hereto hereby irrevocably and unconditionally waive any and all rights to trial by jury in any action, suit or counterclaim arising in connection with, out of or otherwise related to this Agreement, the Note, and every other Loan Document heretofore, now or hereafter executed and/or delivered in connection therewith, the Loan and all other obligations of the Borrower related thereto or in any way related to this transaction.


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
              IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                               STARRETT CORPORATION

                                               By ____________________________

                                               HRH CONSTRUCTION CORPORATION

                                               By ____________________________

                                               GRENADIER REALTY CORP.

                                               By ____________________________



                                               THE CHASE MANHATTAN BANK


                                               By ____________________________
                                               Vice President



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
                                    EXHIBIT A


              STOCK PLEDGE AGREEMENT, dated March_____, 1997, made by STARRETT CORPORATION, a New York corporation, having an address at 909 Third Avenue, New York, New York (the "Pledgor"), to The Chase Manhattan Bank, a New York banking corporation, having an address at 380 Madison Avenue, New York, New York 10017 (the "Bank").

              WHEREAS, the Bank has lent $8,000,000.00 to the Pledgor, which loan is evidenced by a Promissory Note of Pledgor to Bank dated November 28, 1995, as the same was modified by agreements dated December 7, 1995, July 23, 1996 and the date hereof (including any amendments, modifications, extensions, renewals and/or replacements thereof, as well as any and all liability of Pledgor incurred in connection with the issuance of any commercial letters of credit by Bank pursuant thereto (the "95 Note"); and

              WHEREAS, Pledgor is also liable to Bank pursuant to that certain Promissory Note dated July 23, 1996 made by Pledgor among others, in favor of Lender in the principal amount of $1,500,000.00 (the "96 Note") (the '95 Note and the '96 Note collectively referred to as the "Notes"); and

              WHEREAS, in order to secure the obligations and liabilities of Pledgor to Bank, Bank has requested and Pledgor has agreed to execute this Agreement;

              NOW, THEREFORE, the Pledgor hereby agrees as follows:

              SECTION 1. Pledge and Assignment. The Pledgor hereby pledges and assigns to the Bank, and grants to the Bank a security interest in, the following collateral (the "Collateral"):

              _______________________ shares of common stock, par value $_____
              per share, of Grenadier Realty Corp., a New York corporation (the "Company"), the certificates for which are as attached as Annex I hereto, all securities hereafter delivered to the Bank in substitution for or in addition to any of the foregoing, together with all certificates and instruments representing any such securities, all rights, powers and privileges arising therefrom and all dividends, cash, securities, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Collateral; and any and all proceeds of any or all of the foregoing. The foregoing shares constitute 100% of the issued and outstanding shares of the Company.

              The Pledgor hereby represents and warrants that it is the sole legal and equitable owner of the Collateral free and clear of all liens, security interests, charges and


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
encumbrances of every kind and nature; that the Collateral is duly authorized, validly issued, fully paid and non-assessable; that the Pledgor has legal title, and good, right and lawful authority, to pledge, assign and deliver the Collateral in the manner hereby done or contemplated; and that no consent, approval or other authorization of any person or entity (governmental or otherwise) is required to effect and perfect the transactions contemplated herein.

              SECTION 2. Security for Obligations. This Agreement secures the due and punctual payment of any and all indebtedness, obligation or other liabilities of, by or from the Pledgor to the Bank, in each case whether for principal, interest, fees, expenses or otherwise and whether now existing or hereafter arising, absolute or contingent, joint or several, due or to become due (including without limitation all such obligations and liabilities of the Pledgor incurred in connection with the issuance of any commercial letters of credit by Bank pursuant to the Notes or under the Notes), and all obligations and liabilities of the Pledgor now or hereafter existing under this Agreement (all such obligations of the Pledgor being the "Obligations").

              SECTION 3. Delivery of Collateral. All certificates or instruments, if any, representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Bank pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank and by all other executed documents or instruments as may be necessary to effect and perfect the pledge contemplated hereby and to exercise the remedies herein contained or otherwise available to the Bank, all in form and substance satisfactory to the Bank. The Bank shall have upon the occurrence and continuance of an Event of Default the right, at any time in its discretion and without notice to the Pledgor, to transfer to or to register in the name of the Bank or any of its nominees any or all of the Collateral. In addition, the Bank shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

              SECTION 4. Voting Rights; Dividends, Etc. (a) So long as no Event of Default shall have occurred and be continuing:

              (i) The Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers relating or pertaining to the Collateral or any part thereof for any purpose which does not result in an Event of Default under the Note of which otherwise is not inconsistent with the terms of this Agreement or the Note;

              (ii) The Pledgor shall be entitled to receive and retain any and all cash dividends payable on the Collateral, but any and all stock and/or liquidating dividends, issuance of additional shares of stock for whatever reason, distributions in property, returns of capital or other distributions made on or in respect of the Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the

Company or received in exchange for Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which the Company may be a party or otherwise (should any of the foregoing be permitted by Bank), and any and all cash and other property received in payment of the principal of or in redemption of or in exchange for any Collateral (whether at maturity, upon call for redemption or otherwise), shall be and become part of the Collateral pledged hereunder and, if received by the Pledgor, shall forthwith be delivered to the Bank (accompanied by proper instruments of assignment and/or stock powers executed by the Pledgor in accordance with the Bank's instructions) to be held subject to the terms of this Agreement; and

              (iii) The Bank shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies, powers of attorney, dividend orders and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to subparagraph (i) above and/or to receive the dividends which it is authorized to receive and retain pursuant to subparagraph (ii) above.

              (b) Upon the occurrence and during the continuance of an Event of Default or any event which with the giving of notice or the lapse of time or both would constitute an Event of Default, all rights of the Pledgor to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to Section 4(a)(i) hereof and/or to receive the dividend payments which it is authorized to receive and retain pursuant to Section 4(a)(ii) hereof shall cease, and all such rights shall thereupon become vested in the Bank which shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights and powers and/or to receive and retain the dividends which the Pledgor would otherwise be authorized to retain pursuant to Section 4(a)(ii) hereof. Any and all money and other property paid over to or received by the Bank pursuant to the provisions of this subsection (b) shall be retained by the Bank as additional collateral hereunder and be applied in accordance with the provisions hereof.

              (c) The foregoing notwithstanding, the Collateral shall at all times be held by the Bank for the Bank's sole account.

              SECTION 5. Events of Default. Each of the following events shall constitute an event of default hereunder ("Events of Default"):

              (a) An Event of Default, as defined under the Note, any other promissory note or other instrument or agreement evidencing or governing any Obligation, or any other default with respect to any Obligation shall occur and be continuing; or

              (b) Any representation or warranty made by the Pledgor or the Borrower, as appropriate, in this Agreement or in any certificate, agreement, instrument or statement contemplated hereby or made or delivered pursuant hereto or in connection herewith or the Obligations shall prove to be untrue or incorrect in any material respect; or

              (c) The Pledgor shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed, and any such failure remains unremedied for 10 days after written notice thereof shall have been given to the Pledgor by the Bank; or

              (d) This Agreement shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Pledgor, or the Pledgor shall deny that it has any or further liability or obligation hereunder.

              SECTION 6. Remedies upon Default. If an Event of Default shall have occurred and be continuing, then in addition to exercising any rights and remedies of a secured party under the Uniform Commercial Code in effect in the State of New York, the Bank may without being required to give any notice to the
Pledgor:

              (a) apply the cash (if any) held by the Bank as Collateral, first, to the payment of interest accrued and unpaid on the Obligations to and including the date of such application, second, to the payment or prepayment of principal of the Obligations and third, to the payment of all other Obligations then owing to the Bank; and

              (b) sell the Collateral, or any part thereof, at any public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, as the Bank shall deem appropriate. The Bank shall be authorized at any such sale, upon consummation of any such sale, to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. The Bank shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given. As an alternative to exercising the power of sale herein conferred upon it, the Bank may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction. The Pledgor recognizes and agrees that the Bank may elect, with respect to the offer or sale of any or all of the Collateral, to conduct such offer and sale in such a manner as to avoid the need for registration or qualification of the Collateral or the offer and sale thereof under any Federal or state securities laws and that such conduct may include restricting the offerees or purchasers to a limited number or class thereof, requiring purchasers to make representations or agreements (including that they are purchasing for their own account, for investment and/or not with a view towards distribution or resale) and restricting the manner of offer or sale so as to avoid public advertising, general solicitation or other similar conduct. The Pledgor acknowledges that any such transaction may be at prices and on terms less favorable than those which may be obtained through a public sale not subject to such restrictions and agrees that, notwithstanding the foregoing, the Bank is under no obligation to conduct any such public sale and may elect to impose any or all of the foregoing restrictions, or any other restrictions which may be necessary or desirable in order to avoid any such registration or qualification, at its sole discretion and that any offer and sale so conducted shall be deemed to have been made in a commercially reasonable manner (within the meaning of any applicable Uniform Commercial Code or other applicable law).

              SECTION 7. Exoneration, Indemnity. Neither the Bank, nor any director, officer or employee of the Bank, shall be liable to the Pledgor for any action taken or omitted to be taken by it or them hereunder in connection herewith, except for its or their own gross negligence or willful misconduct; nor shall the Bank be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto or in connection herewith. The Bank shall both be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons. The Pledgor agrees to indemnify and hold harmless the Bank and its directors, officers and employees, and each of them, from and against any and all liability, loss, damage or cost incurred or suffered by such person or entity hereunder or in connection herewith, unless such liability shall be due to willful misconduct or gross negligence on the part of such person or entity.

              SECTION 8. The Bank Appointed Attorney-in-Fact. The Pledgor hereby appoints the Bank the Pledgor's attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which it may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Bank shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgor representing any dividend or other distribution payable or distributable in respect of the Collateral or any part thereof and to give full discharge for the same.

              SECTION 9. No Waiver; Cumulative Remedies. No failure on the part of the Bank to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Bank preclude any other further exercise thereof or the exercise of any other right, power or remedy. Neither this Agreement nor any provisions hereof may be amended, modified, waived, discharged or terminated orally nor may any of the Collateral be released or the pledge or the security interest created hereby extended, except by an instrument in writing signed by a duly authorized officer of the Bank. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

              SECTION 10. Further Assurances. The Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Bank may at any time request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto the Bank its, rights, powers and remedies hereunder. The Pledgor hereby consents and agrees that the issuers of or obligors in respect of the Collateral or any registrar or transfer agent or trustees for any of the Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the right of the Bank to effect any transfer pursuant to Section 6 hereof, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by the Pledgor or any other person to any of such issuers or obligors or to any such registrar or transfer agent or trustees.

              SECTION 11. Severability. In case any lien, security interest or other right of any part hereto shall be held to be invalid, illegal or unenforceable, such invalidity, illegality and/or unenforceability shall not affect any other lien, security interest or other right granted hereby.

              SECTION 12. Binding Agreement; Assignment. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns, except that the Pledgor shall not be permitted to assign this Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, without the prior written consent of the Bank.

              SECTION 13. Governing Law. This Agreement is made under and shall be governed by the laws of the State of New York in all respects, including matters of construction, validating and performance.

              SECTION 14. WAIVER OF JURY TRIAL. THE PLEDGOR AND THE BANK HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

              IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered as of the date first above written.

                                                STARRETT CORPORATION

                                                By: __________________________
                                                Title:

                                                Address for Notices:
                                                909 Third Avenue
                                                New York, New York 10022

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